Koninklijke Ahold N.V.
Albert Heijnweg 1
1507 EH  ZAANDAM
The Netherlands

F.M. Schlingmann - advocaat
Telephone:        (020) 577 1452
Facsimile:        (020) 577 1775
E-mail:           fmschlingmann@dbbw.nl

Amsterdam, 8 June 1999 Your ref.:
Our ref.:         f:\229\20138776\b001opic-229.doc\mb

Ladies and Gentlemen,

                             Koninklijke Ahold N.V.
           Registration under the United States Securities Act of 1933 as amended, of senior and subordinated debt securities and warrants as described in the Registration Statement (as defined below)

I have acted in the name of De Brauw Blackstone Westbroek N.V. as legal counsel in respect of the law of the Netherlands to Koninklijke Ahold N.V., a company incorporated under the law of the Netherlands, with its corporate seat in Zaandam (municipality Zaanstad), the Netherlands (the "Company"), in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), by the Company of (i) senior and subordinated debt securities (the "Senior Debt Securities" and the "Subordinated Debt Securities", respectively and collectively the "Debt Securities"), which Debt Securities may be convertible into common shares, each with a par value of NLG 0.50, to be issued in the share capital of the Company (the "Common Shares"), and of (ii) warrants (the "Warrants") entitling the holders thereof to purchase Senior and/or Subordinated Debt Securities, pursuant to the Registration Statement (as defined below). The Debt Securities and the Warrants are further collectively referred to as the "Securities". The Debt Securities will be issued under the Indentures (as defined below). The Warrants will be issued under the Warrant Agreements (as defined below). The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Debt Securities, the Common Shares, the Warrants, the financing preferred shares and the convertible preferred shares in the share capital of the Company (collectively the "Shares") and of certain debt securities and warrants of Ahold Finance U.S.A., Inc., that are also registered pursuant to the Registration Statement and that have been registered under certain other registration statements of the Company will not exceed USD 3,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

In connection herewith I have examined the following documents:

(a) a photocopy of a copy of the deed of incorporation of the Company and the text of the articles of association of the Company, as most recently amended, according to the Extract (as defined below), by deed of amendment executed on June 22, 1998, (the "Articles of Association"), both as filed with the Chamber of Commerce and Industry for "de Zaanstreek" (the "Chamber of Commerce");

(b) an extract from the trade register regarding the Company, dated June 7, 1999 (the "Extract"), provided by the Chamber of Commerce and confirmed to me to be unchanged in all respects material for rendering this opinion by telephone by the Chamber of Commerce on the date hereof;

(c) a telecopy of an excerpt from the minutes of the meeting of the corporate executive board ("raad van bestuur") of the Company, held on October 26, 1998, relating to the resolution of the corporate executive board of the Company to file a shelf registration with the United States Securities and Exchange Commission at a maximum total amount of USD 3,000,000,000 and a telecopy of an excerpt from the minutes of the meeting of the corporate executive board ("raad van bestuur") of the Company, held on May 17, 1999, relating to the resolution of the corporate executive board of the Company to file a shelf registration with the United States Securities and Exchange Commission at a maximum total amount of USD 3,500,000,000;

(d) telecopies of a resolution of the supervisory board ("raad van commissarissen") of the Company, signed in counterparts and dated January 15, 1999, to approve the proposal of filing a shelf registration that offers the possibility to issue equity, senior debt, convertible debt, preferred financing shares, convertible financing shares and warrants in the amount of up to USD 3,000,000,000 and telecopies of a resolution of the supervisory board ("raad van commissarissen") of the Company, signed in counterparts and dated May 20, 1999, to approve the proposal of filing a shelf registration that offers the possibility to issue equity, senior debt, convertible debt, preferred financing shares, convertible financing shares and warrants in the amount of up to USD 3,500,000,000;

(e) a telecopy of an extract from the minutes of the general meeting of shareholders of the Company, held on May 6, 1997, referring to the resolution to designate the corporate executive board ("raad van bestuur") of the Company as the corporate body authorized to resolve, subject to the approval of the supervisory board ("raad van commissarissen") of the Company, to, inter alia, issue Common Shares and rights to acquire Common Shares, and to limit or exclude preemptive rights;

(f) a draft, dated January 25, 1999, of a form of senior debt indenture (the "Senior Indenture") between the Company and The Chase Manhattan Bank, including the forms of the Senior Debt Securities and filed as Exhibit
       4.2 to the Registration Statement and a telecopy, received by me on June 3, 1999, of certain amended pages of the Senior Indenture;

(g) a faxed copy of an undated form of subordinated debt indenture, faxed to me on September 22, 1998, (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") between the Company and The Bank of New York, including the forms of the Subordinated Debt Securities and filed as Exhibit 4.3 to the Registration Statement;

(h) a draft (marked newyork 364246 v4 [7T1YRED]) of a form of warrant agreement (the "Warrant Agreement") between the Company and the Warrant Agent named therein, including the form of the warrant certificate evidencing one or more Warrants and filed as Exhibit 4.7 to the Registration Statement;

(i) a copy of a registration statement on Form F-3 and on Form S-3 (Nos. 333-71383 and 333-71383-01) (the "Registration Statement"), each including a prospectus (together the "Prospectus"), relating to the Shares and the Securities;

and such other documents as I have deemed necessary to enable me to render this opinion.

My examination referred to above has been limited to the text of the documents.

For the purpose of this opinion I have made the following assumptions:

(i) all signatures on original documents are the genuine signatures of the persons purported to have executed the same and all copies (in whatever form) conform to the originals;

(ii) the Indentures, the Warrant Agreement, the Debt Securities and the Warrants will have been executed substantially in the form of the drafts and forms referred to above in (f), (g) and (h) (in the case of the Debt Securities and the Warrants with such changes or additions thereto as contemplated or otherwise permitted under the Indentures and the Warrant Agreement);

(iii) all the parties to the Indentures and the Warrant Agreement other than the Company have the required capacity, power and authority to execute and deliver the Indentures and the Warrant Agreement and to perform their respective obligations thereunder and the Indentures, the Warrant Agreement, the Debt Securities and the Warrants will have been duly authorized, executed and delivered by all the parties thereto;

(iv) the Indentures and the Warrant Agreement will have been executed and delivered in the name of the Company by any individual member of the corporate executive board ("lid van de raad van bestuur") of the Company, as referred to in the Extract or by any other person duly authorized by the Company to so execute and deliver the Indentures and the Warrant Agreement in the name of the Company;

(v) the Debt Securities and the Warrants will have been executed and delivered in the name of the Company by the manual or facsimile signature of any individual member of the corporate executive board ("lid van de raad van bestuur") of the Company (with, in the case of a facsimile signature, approval of such signing member of the corporate executive board of the Company of the use of his facsimile signature) and will have been duly authenticated and delivered in accordance with the provisions of the Indentures and the Warrant Agreement;

(vi) the Indentures, the Warrant Agreement, the Debt Securities and the Warrants, when duly executed and delivered by the Company and when duly authorized, executed and delivered by all parties thereto, will constitute valid, binding and enforceable obligations of all the parties thereto under the law of the State of New York to which they are expressed to be subject, except for the subordination provisions of the Subordinated Indenture and of the Subordinated Debt Securities which are expressed to be governed by the law of the Netherlands;

(vii)  the Debt Securities and the Warrants will

       (A) only be issued if an exception to or general exemption from the prohibition set forth in paragraph 1 of article 3 of the Dutch 1995 Act on the Supervision of the Securities Trade ("Wet toezicht effectenverkeer 1995") (the "Prohibition") applies and the requirements to which such exception or general exemption, respectively, is subject, are fully complied with; or

       (B) only be issued if the Securities Board of the Netherlands ("Stichting Toezicht Effectenverkeer") has, upon request, granted an individual dispensation from the Prohibition and the conditions attached to such dispensation are fully complied with;

(viii) the Debt Securities and the Warrants, at the time of the issuance thereof, will be duly issued, authenticated, offered, sold, delivered and paid for (a) as contemplated in and in accordance with the Indentures, the Warrant Agreement, the Registration Statement and the Prospectus, (b) in accordance with any applicable law and (c) with such terms so as not to violate any applicable law (including, for the avoidance of doubt, any law in effect at the time of such issuance, authentication, offer, sale and delivery);

(ix) the Company has at the time of the entering into of the Indentures, the Warrant Agreement and the issuance of any Debt Securities or Warrants complied with all requirements of article 25 of the Works Council Act ("Wet op de ondernemingsraden") in connection with the entering into of the Indentures, the Warrant Agreement and the issuance of the Debt Securities or Warrants;

(x) (i) the Debt Securities, (ii) if the Debt Securities are convertible into Common Shares, the Common Shares issuable upon conversion, and (iii) the Warrants, if the Warrants are convertible into Debt Securities which are convertible into Common Shares, at the time of issuance thereof, will have been duly authorized in accordance with the articles of association of the Company in effect at the time of authorization (and under the Articles of Association due authorization requires that Common Shares and rights to acquire Common Shares are issued pursuant to a resolution adopted by the general meeting of shareholders ("algemene vergadering van aandeelhouders") of the Company on a proposal of the corporate executive board ("raad van bestuur") of the Company, or pursuant to a resolution of the corporate executive board of the Company if the corporate executive board of the Company has been duly authorized to issue shares in the share capital of the Company and rights to acquire shares in the share capital of the Company in accordance with the Articles of Association, subject to the approval of the supervisory board ("raad van commissarissen") of the Company, and the validity of the resolution of the general meeting of shareholders of the Company to issue Common Shares or rights to acquire Common Shares or to designate another corporate body of the Company requires the prior or simultaneous approval of each group of holders of shares of the same class whose rights are prejudiced by the issue);

(xi) if the Debt Securities are convertible into Common Shares the nominal amount of the Common Shares and any share premium agreed upon at any time have or will have been duly paid up;

(xii) if the Debt Securities are convertible into Common Shares the amount of the authorized share capital ("maatschappelijk kapitaal") of the Company at the time of issuance is sufficient to allow for the issuance of the Common Shares upon conversion of the Debt Securities;

(xiii) if the Debt Securities are convertible into Common Shares, the Common Shares issued upon conversion will have been issued in the form and in the manner prescribed by the articles of association of the Company in effect at the time of issuance (and under the Articles of Association issuance as contemplated under the Registration Statement and the Prospectus meets that requirement);

(xiv) if the Debt Securities are convertible into Common Shares, the Common Shares issued upon conversion will otherwise have been issued and accepted by the subscribers therefor in accordance with all applicable law (including, for the avoidance of doubt, the law of the Netherlands); and

(xv) if the Debt Securities are convertible into Common Shares the resolutions of the corporate executive board of the Company to issue Common Shares or rights to acquire Common Shares or to limit or exclude pre-emptive rights are not contrary to reasonableness and fairness which persons connected with a Dutch company need to observe vis-a-vis each other.

I have not investigated the law of any jurisdiction other than the Netherlands and I do not express an opinion on the law of any jurisdiction other than the Netherlands. I only express an opinion on matters of the law of the Netherlands as it stands and has been published as at the date of this opinion. I do not express any opinion on taxation laws.

Terms and expressions of law and of legal concepts as used in this opinion have the meaning attributed to them under the law of the Netherlands and this opinion should be read and understood accordingly.

Based upon the foregoing (including the documents listed above and the assumptions set out above) and subject to any facts, circumstances, events or documents not disclosed to me in the course of my examination referred to above, I am, at the date hereof, of the following opinion:

1. The Company has been duly incorporated and is validly existing as a legal entity in the form of a public company with limited liability ("naamloze vennootschap") under the law of the Netherlands.

2. The Debt Securities and the Warrants, when issued as set out in the assumptions above, will, according to the courts of the Netherlands duly applying the law of the State of New York as the law expressed to be governing the contractual provisions of the Debt Securities (except for the subordination provisions of the Subordinated Debt Securities which are expressed to be governed by the law of the Netherlands) and the Warrants, constitute valid and binding contractual obligations of the Company, enforceable against the Company in accordance with their terms.

3. The Common Shares, when issued upon conversion of the Debt Securities that are convertible into Common Shares and subject to the assumptions above, will be duly authorized and will be validly issued by the Company in accordance with the law of the Netherlands and will be fully paid and non-assessable.

The opinions expressed above are subject to the following qualifications:

(aa)   the opinions  expressed herein are limited by any applicable  bankruptcy,
       moratorium  and  other  laws  affecting   creditors'   rights  (including
       statutory preferences) generally;

(bb) when applying the law of the State of New York as the law expressed to be governing the Indentures, the Warrant Agreement, the contractual provisions of the Debt Securities and the Warrants (except for the subordination provisions of the Subordinated Indenture and of the Subordinated Debt Securities which are expressed to be governed by the law of the Netherlands), the competent courts of the Netherlands, if any,

       - may give effect to the mandatory rules of the law of another country with which the situation has a close connection, if and in so far as under the law of the latter country, those rules must be applied whatever the law applicable to the Indentures, the Warrant Agreement and the contractual provisions of the Debt Securities and the Warrants;

       - will apply the law of the Netherlands in a situation where it is mandatory irrespective of the law otherwise applicable to the Indentures, the Warrant Agreement and the contractual provisions of the Debt Securities and the Warrants;

       - may refuse to apply the law of the State of New York if such application is manifestly incompatible with the public policy of the Netherlands; and

       - shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance; any corporate law aspects of the Debt Securities and the Warrants will be subject to the law of the Netherlands;

(cc) when applying the law of the Netherlands as the law governing the subordination provisions of the Subordinated Indenture and of the Subordinated Debt Securities, the competent courts of the Netherlands, if any:

       - may give effect to the mandatory rules of the law of another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to the subordination provisions of the Subordinated Indenture and of the Subordinated Debt Securities;

       - shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance;

(dd) a final judgement in respect of the Indentures, the Warrant Agreement, the Debt Securities or the Warrants, rendered by a court of another country in favour of a party to the Indentures, the Warrant Agreement, or any holder of a Debt Security or a Warrant against the Company, will be recognized and enforced by the courts of the Netherlands subject to the conditions and limitations of a convention or treaty on the recognition and enforcement of judgements in civil and commercial matters between such country and the Netherlands and subject to the rules and regulations promulgated pursuant thereto;

(ee) in the absence of an applicable convention between the United States of America and the Netherlands providing for reciprocal recognition and enforcement of judgements in civil and commercial matters, a judgement rendered by a U.S. court in favour of a party to the Indentures, the Warrant Agreement, or any holder of a Debt Security or a Warrant against the Company will not be recognized and enforced by the courts of the Netherlands; in order to obtain a judgement which is enforceable against the Company in the Netherlands, such party will have to file its claim against the Company with the competent Netherlands court and may submit in the course of the proceedings the final judgement which has been rendered in the United States; if the Netherlands court finds that the jurisdiction of the court in the United States has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, the Netherlands court would, in principle, give binding effect to the final judgement which has been rendered in the United States, unless such judgement contravened Netherlands principles of public policy;

(ff) the recognition of the submission by the Company to the jurisdiction of any state or federal court in the State and County of New York, the Borough of Manhattan, United States of America, will be subject to similar conditions and limitations as those set forth in the EC Convention on jurisdiction and the enforcement of judgements in civil and commercial matters of September 27, 1968, as amended, and the rules and regulations promulgated pursuant thereto, such as the limitation that application for provisional, including protective, measures which are available under the law of another state than the State of New York may be made to the courts of that state;

(gg) the enforcement in the Netherlands of the Indentures, the Warrant Agreement, the Debt Securities and the Warrants and of foreign judgements will be subject to the rules of civil procedure as applied by the courts of the Netherlands;

(hh) a power of attorney, instruction, designation or appointment may under the law of the Netherlands not be deemed to be irrevocable, to the extent that such power of attorney, instruction, designation or appointment has not been granted for the performance of a legal act in the interest of the receiver thereof or of a third party, and to the extent that the law of the Netherlands would apply, such power of attorney, instruction, designation or appointment would terminate upon the bankruptcy of the grantor, instructor, designator or appointor thereof;

(ii) to the extent that the law of the Netherlands is applicable, title to a Debt Security or a Warrant may not pass if the Debt Security or the Warrant is not delivered ("geleverd") in accordance with the law of the Netherlands, the transferor does not have the power to pass on title ("beschikkingsbevoegdheid") to the Debt Security or the Warrant or the transfer of title is not made pursuant to a valid title of transfer ("geldige titel");

(jj) to the extent that the law of the Netherlands is applicable, the provisions set out in the Indentures to the effect that the Issuer (as therein defined), the Trustee (as therein defined) and any agent of the Issuer or the Trustee may deem and treat the Person (as therein defined) in whose name any Security (as therein defined) shall be registered in the Register (as therein defined) for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of the Indentures, interest, if any, on such Security and for all other purposes and that neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary, may not be enforceable under all circumstances;

(kk) to the extent that the law of the Netherlands is applicable, the provision set out in the Warrant Agreement to the effect that prior to due presentment of a Warrant Certificate (as therein defined) for registration of a transfer, the Issuer (as therein defined), the Warrant Agent (as therein defined) and all other persons may treat the Holder (as therein defined) as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding, may not be enforceable under all circumstances;

(ll) the recognition of a trust as such is subject to the conditions and limitations of the Convention on the law applicable to trusts and on their recognition of July 1, 1985, and the rules and regulations promulgated pursuant thereto;

(mm) to the extent that the Indentures, the Warrant Agreement and the terms and conditions of the Debt Securities and the Warrants are considered general conditions ("algemene voorwaarden") within the meaning of article 6:231 of the Netherlands Ci-vil Code ("Burgerlijk Wetboek"), a provision therein may be annullable ("vernietigbaar") if

       (A) the provision, taking into account the nature and the further contents of the agreement, the way in which the general conditions have been agreed upon, the mutually apparent interests of the parties and the other circumstances of the matter, is unreasonably onerous for the party against which the general conditions are used;

        or

       (B) the user of the general conditions has not offered that party against which they are used a reasonable opportunity to take cognizance thereof;

       it should be noted that (i) part 3, chapter 5 of Book 6 of the Netherlands Civil Code dealing with general conditions does not apply if the holder of a Debt Security or a Warrant acts in the conduct of a profession or trade and is not established ("gevestigd") in the Netherlands and that (ii) a holder of a Debt Security or a Warrant cannot bring about the annulment of a provision of the Indentures, the Warrant Agreement and/or the terms and conditions of the Debt Securities or the Warrants if such holder of a Debt Security or a Warrant is a legal entity which meets any of the conditions set out in article 6:235 of the Netherlands Civil Code, one of which conditions is that such legal entity is an N.V., a B.V., a co-operative ("cooperatie") or a mutual insurance society ("onderlinge waarborgmaatschappij"), which - at the time the agreement was entered into - has lastly published its annual accounts or in respect of which at that time article 2:403, paragraph 1 of the Netherlands Civil Code has lastly been applied;

(nn) to the extent that the law of the Netherlands is applicable to the succession or substitution of the Company by any successor corporation or person as set forth in Sections 8.1 and 8.2 of the Indentures and in Sections 6.01 and 6.02 of the Warrant Agreement, it should be noted that the transfer of a debt from a debtor to a third party only takes effect against the creditor if and when the latter has given his consent ("toestemming") within the meaning of article 155 of Book 6 of the Netherlands Civil Code, after the parties (being the original debtor and the third party transferee) have notified him of the transfer, and that the substitution of a party to a contract by a third party only takes effect against another party to such contract if and when the latter has cooperated with such substitution ("medewerking") within the meaning of paragraph 1 of article 159 of Book 6 of the Netherlands Civil Code, after the parties (being the original party to the contract and the third party by whom such original party will be substituted) have made a deed for the purpose of such substitution; when the creditor has consented in advance to the transfer of the debt and the substitution of the respective party, respectively, the transfer and the substitution, respectively, take effect as soon as the debtor and the third party have reached an agreement and made a deed for the purpose of the substitution, respectively, and they have together informed the creditor in writing of the transfer and the substitution, respectively;

(oo) if any of the Debt Securities or the Warrants were executed in the name of the Company by bearing the manual or facsimile signature of any person who at the date of the signing is a duly authorized representative of the Company but before authentication and delivery of such Debt Securities or Warrants ceases to hold such offices for whatever reason or did not hold such offices at the date of execution and delivery of such Debt Securities or Warrants, it may be necessary for the enforcement of the Debt Securities or Warrants that the holder of one or more Debt Securities or Warrants shall present not only such Debt Securities or Warrants but a copy of the relevant Indenture or the Warrant Agreement as well;

(pp) to the extent that the law of the Netherlands is applicable, the provisions in each of the Indentures to the effect that no recourse for the payment of the principal of or interest, if any, on the Securities (as therein defined), or for any claim based thereon or otherwise in respect thereof, and that no recourse under or upon any obligation, covenant or agreement of the Issuer (as therein defined) in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official, member or deputy member of the executive board or member of the supervisory board, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, may not be enforceable under all circumstances;

(qq) to the extent that the law of the Netherlands is applicable, the provisions in each of the Indentures to the effect that in any proceedings brought by the Trustee (and also any proceedings in which a declaratory judgement of a court may be sought as to the interpretation or construction of any provision of the Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders (as therein defined) of the Securities (as therein defined) to which such proceedings relate, and that it shall not be necessary to make any Holders of such Securities parties to any such proceedings, may not be enforceable;

(rr) to the extent that the law of the Netherlands is applicable, the provisions in each of the Indentures to the effect that no Holder (as therein defined) of any Security (as therein defined) of any series shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of an administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer or for any other remedy under the Indenture, unless such Holder previously shall have given to the Trustee written notice as further provided in the Indenture, may not be enforceable under all circumstances;

(ss) no opinion is expressed on the validity of any conveyance, transfer, assignment, mortgage or pledge to the Trustee as security for the Securities of one or more series of any property or assets under any supplemental indenture as contemplated by Section 7.1 of each of the Indentures and no opinion is expressed on any supplemental indenture for whatever purpose contemplated by the said section of the Indentures;

(tt) to the extent that Debt Securities qualify as savings certificates as defined in the Act on savings certificates ("Wet inzake spaarbewijzen", the "Savings Certificates Act") any transfer or acceptance of such Debt Securities must be made through the mediation of either the Company or an admitted institution of the Amsterdam Stock Exchange with due observance of the Savings Certificates Act and its implementing regulations (including registration requirements), provided that no such mediation is required (i) if such Debt Securities are physically issued outside the Netherlands and are not immediately thereafter distributed in the Netherlands or to residents of the Netherlands in the course of primary trading or immediately thereafter, (ii) in respect of the initial issue of such Debt Securities to the first holders thereof, and (iii) in respect of a transfer and delivery by individuals who do not act in the conduct of a profession or trade; and

(uu) no opinion is rendered with respect to section 12.4 of the Subordinated Indenture.

Without my prior written consent, this opinion letter may not be transmitted to or filed with any person, firm, company or institution except to your United States counsel, White & Case LLP.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to De Brauw Blackstone Westbroek N.V. in the Prospectus under the headings "Limitations on Enforcement of U.S. Laws against Royal Ahold, its Management, and Others" and "Validity of Securities".

In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

  /s/ Francine M. Schlingmann
------------------------------
Francine M. Schlingmann
for
De Brauw Blackstone Westbroek N.V.